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                                                                    Exhibit 99.1
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                    PHYSIO-CONTROL INTERNATIONAL CORPORATION

                        SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


    The undersigned shareholder hereby appoints Richard O. Martin and V. Marc Droppert and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock of Physio-Control International Corporation held of record as of August 26, 1998, which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on September 29, 1998, at 9:00 a.m., local time, at 11811 Willows Road NE, Redmond, Washington, and at any adjournment or adjournments thereof, upon the following matters:


    Proposal to approve the Plan of Merger and the Agreement and Plan of Merger providing for the merger of PC Merger Corp. into Physio-Control International Corporation, with Physio-Control International Corporation to be the surviving corporation and a wholly-owned subsidiary of Medtronic, Inc., copies of which Plan of Merger and Agreement and Plan of Merger are attached as Appendices A and B to the Proxy Statement/Prospectus for the Special Meeting.

            / /  FOR            / /  AGAINST            / /  ABSTAIN


    This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will be voted FOR approval of the Plan of Merger and the Agreement and Plan of Merger.



            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

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    IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

                                              Dated: ______________________,1998

                                              __________________________________
                                               (Please sign name exactly as it
                                                       appears hereon)
                                              __________________________________
                                              (Signature of joint owner, if any)


                                              PLEASE MARK, DATE, SIGN AND RETURN
                                              THIS PROXY IN THE ENCLOSED PROXY
                                              RETURN ENVELOPE, WHICH REQUIRES NO
                                              POSTAGE IF MAILED IN THE UNITED
                                              STATES. IF AN ENVELOPE IS NOT
                                              ENCLOSED OR HAS BEEN MISPLACED,
                                              PLEASE RETURN THIS COMPLETED PROXY
                                              TO INNISFREE M&A INCORPORATED, 501
                                              MADISON AVENUE, 20TH FLOOR, NEW
                                              YORK, NEW YORK 10022.